EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital Inc. and subsidiaries (the "Company") on Form S-8 of our report dated December 10, 1999 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.



                                                 /s/  BDO Seidman, LLP
                                                 -------------------------------
                                                 BDO Seidman, LLP
                                                 Certified Public Accountants


Dated:            Melville, New York
                  September 26, 2000





214820.1


                                       iii